Exhibit 5.1

May 19, 2023

Baytex Energy Corp.

Centennial Place, East Tower

2800, 520 – 3rd Avenue SW

Calgary, Alberta T2P 0R3

Dear Sirs/Mesdames:

Re: Registration Statement on Form F-4 of Baytex Energy Corp.

We are acting as Canadian counsel to Baytex Energy Corp. ("Baytex" or the "Company"), a corporation existing under the laws of the Province of Alberta, in connection with the Registration Statement on Form F-4 dated May 19, 2023 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), which incorporates by reference the registration statement on Form F-4 (Registration No. 333-27119) (the "Prior Registration Statement"), declared effective on May 18, 2023. The Prior Registration Statement and the Registration Statement relate to, among other things, the proposed issuance by the Company of common shares (the "Baytex Shares") to holders of shares of common stock of Ranger Oil Corporation ("Ranger") (the "Ranger Shareholders") pursuant to the Agreement and Plan of Merger, dated February 27, 2023 by and between Baytex and Ranger (as amended from time to time, the "Merger Agreement"). The Merger Agreement, among other things, provides for the combination of Ranger and the Company through the merger of Ranger with Nebula Merger Sub, LLC, an indirect wholly owned subsidiary of Baytex, with Ranger continuing its existence as the surviving corporation (the "Merger"). The Merger and the other transactions contemplated by the Merger Agreement, are referred to herein as the "Transactions". This opinion is being delivered in connection with the Registration Statement, in which this opinion appears as an exhibit.

I.	Scope of Review

For the purpose of the opinions hereinafter expressed, in our capacity as Canadian counsel for the Company as aforesaid, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such public records, certificates, documents and other materials as we have considered relevant, necessary or advisable, including the Business Corporations Act (Alberta) and the following documents (collectively, the "Relevant Documents"):

(a)	the Prior Registration Statement dated May 18, 2023 and the Registration Statement dated May 19, 2023 (including the exhibits thereto);

(b)	the Merger Agreement attached as Exhibit 2.1 to the Prior Registration Statement;

(c)	the Articles of Incorporation of Baytex incorporated by reference as Exhibit 3.1 to the Prior Registration Statement and the Articles of Arrangement of Baytex dated December 31, 2010 and the Articles of Arrangement of Baytex dated August 22, 2018, each as contained in the minute book of the Company;

(d)	resolutions of the directors of the Company approving, among other things, the Merger Agreement, the performance of the Company's obligations under the Merger Agreement and the issuance of Baytex Shares pursuant to the terms of the Merger Agreement;

(e)	the form of resolution of the holders of Baytex Shares that was considered at the annual and special meeting of the shareholders of Baytex held on May 15, 2023 (the "Baytex Meeting") approving the issuance of the Baytex Shares pursuant to the terms of the Merger Agreement (the "Share Issuance Resolution");

(f)	the Report of Voting Results of Baytex filed on SEDAR at www.sedar.com pursuant to National Instrument 51-102 (the "Report of Voting Results") on May 15, 2023 in connection with the Baytex Meeting and the Share Issuance Resolution;

(g)	the letter from the Toronto Stock Exchange (the "TSX") dated April 19, 2023 conditionally approving the issuance of the Baytex Shares pursuant to the Transactions; and

(h)	a Certificate of Status issued under the laws of the Province of Alberta for the Company on May 19, 2023.

Other than our review of the Relevant Documents, we have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances relating to the Company. No inference as to our knowledge as to such facts and circumstances should be drawn merely from our representation of the Company.

II.	Assumptions

In giving this opinion, we have assumed:

(a)	the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies;

(b)	the Registration Statement will become effective, will comply with all applicable laws, and will be duly authorized, executed and delivered by the Company;

(c)	the proxy statement of Ranger included in the Prior Registration Statement (the "Proxy Statement") will be delivered by Ranger in accordance with applicable securities laws to the Ranger Shareholders;

(d)	the meeting of Ranger Shareholders (the "Ranger Shareholders' Meeting") will be held as set forth in the Proxy Statement, the Prior Registration Statement and the Registration Statement and at such Ranger Shareholders' Meeting the requisite approval of the Ranger Shareholders of the Ranger Merger Proposal (as defined in the Prior Registration Statement) is duly obtained;

(e)	the Report of Voting Results accurately reflects the outcome of the votes cast at the Baytex Meeting;

(f)	there are no amendments to the Merger Agreement after the date hereof, other than that certain joinder agreement to be entered into with Nebula Merger Sub, LLC;

(g)	all required consideration (in whatever form) for the Baytex Shares is paid in money or in property (other than a promissory note or promise to pay) or past service that is not less in value than the fair value equivalent of the money that Baytex would have received if the Baytex Shares had been issued for money; and

(h)	all required filings will be made with the TSX, the New York Stock Exchange and all relevant securities regulatory authorities.

III.	Reliance

With respect to the accuracy of factual matters material to this opinion, we have relied upon resolutions, certificates or comparable documents and oral or written statements and representations of public officials and of officers and other representatives of the Company.

Where our opinion expressed herein refers to the Baytex Shares having been issued as being "fully-paid and non-assessable", such opinion indicates that the holder of such Baytex Shares will not, after the issuance to them of such Baytex Shares be liable to contribute any further amounts to the Company in order to complete payment for the Baytex Shares or to satisfy claims of creditors of the Company. No opinion is expressed as to actual receipt by Baytex of the consideration for the issuance of such Baytex or as to the adequacy of any consideration received.

IV.	Applicable Laws

We are qualified to practice law in the province of Alberta and we do not express any opinion on any laws other than the laws of the province of Alberta and the laws of Canada applicable therein, in each case in effect on the date hereof.

V.	Opinion

Based upon and relying on the foregoing, and subject to the assumptions and qualifications expressed herein, we are of the opinion that, when: (a) the Ranger Merger Proposal has been approved by the requisite majority of Ranger Shareholders; (b) the certificate of merger relating to the Transactions is filed with and accepted by the Office of the Secretary of State of the State of Delaware; (c) the articles of merger relating to the Transactions are filed with and accepted by the Virginia State Corporation Commission; (d) the Registration Statement relating to the Baytex Shares has become effective under the Securities Act; and (e) the Baytex Shares have been issued and delivered in accordance with the terms and conditions of the Merger Agreement, such Baytex Shares will be outstanding as validly issued, fully paid and non-assessable.

VI.	Consent and Qualifications

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the heading “Legal Matters” in the prospectus included in the Prior Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement or the Prior Registration Statement, or otherwise, within the meaning of the rules and regulations of the Commission. This opinion is rendered solely in connection with the Registration Statement and is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, the Prior Registration Statement, or the Baytex Shares.

The opinions are given as at the date hereof and we disclaim any obligation or responsibility to: (a) update this opinion; (b) take into account or inform the addressees or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express; or (c) advise the addressees or any other person of any other change in any matter addressed in this opinion. Our opinions do not take into account any proposed rules, policies or legislative changes that may come into force following the date hereof.

Yours truly,

/s/ Burnet, Duckworth & Palmer LLP

Burnet, Duckworth & Palmer LLP